Exhibit 21.1

Subsidiaries of the Company

The following is a list of Subsidiaries of BJ’s Wholesale Club, Inc. as of January 30, 2010:

1.	BJ’s Wholesale Club, Inc. owns 100% of the issued shares of common stock of the following corporations:

Jurisdiction
BJ’s MA Distribution Center, Inc.	Massachusetts
CWC Beverages Corp.	Connecticut
FWC Beverages Corp.	Florida
JWC Beverages Corp.	New Jersey
Mormax Beverages Corp.	Delaware
Mormax Corporation	Massachusetts
Natick 1998 Realty Holdings, Inc.	Maryland
Natick Atlantic Corp.	Georgia
Natick GA Beverage Corp.	Georgia
Natick Realty Holdings, Inc.	Maryland
Natick Security Corp.	Massachusetts
RWC Beverages Corp.	Rhode Island
Strathmore Holdings, Inc.	Delaware
YWC Beverages Corp.	New York

2.	BJ’s Wholesale Club, Inc. owns 100% of the issued shares of the following trust:

Jurisdiction
BJ’s Uxbridge DC Business Trust	Delaware

3.	BJ’s Wholesale Club, Inc. is the sole member of the following limited liability companies:

Jurisdiction
BJ’s NJ Distribution Center, LLC	Delaware
ProFoods Restaurant Supply, LLC	Delaware

4.	BJ’s Uxbridge DC Business Trust is the sole member of the following limited liability company:

Jurisdiction
BJ’s Uxbridge, LLC	Delaware

5.	Strathmore Holdings, Inc. is the sole general partner, owning 1%, and BJ’s owns a 99% limited partnership interest in:

Jurisdiction
Strathmore Partners LP	Delaware

6.	BJ’s NJ Distribution Center, LLC owns 100% of the issued shares of the following corporation:

Jurisdiction
BJME Operating Corp.	Massachusetts

7.	BJME Operating Corp. owns 100% of the issued shares of the following corporation:

Jurisdiction
Natick Realty, Inc.	Maryland

8.	BJME Operating Corp. is the sole member of the following limited liability company:

Jurisdiction
BJNH Operating Co., LLC.	Delaware

9.	Natick Realty, Inc. owns 100% of the issued shares of common stock of the following corporations:

Jurisdiction
Mercer Mortgage Holdings, Inc.	Delaware
Natick CT Derby Realty Corp.	Connecticut
Natick CT Realty Corp.	Connecticut
Natick Fifth Realty Corp.	Maryland
Natick Fourth Realty Corp.	New Jersey
Natick Lancaster Realty Corp.	Pennsylvania
Natick MA 1995 Realty Corp.	Massachusetts
Natick MA Realty Corp.	Massachusetts
Natick MA Revere Realty Corp.	Massachusetts
Natick MD Lexington Park Realty Corp.	Maryland
Natick MD Oxon Hill Realty Corp.	Maryland
Natick MD Prince Georges Realty Corp.	Maryland
Natick MD Westminster Realty Corp.	Maryland
Natick ME 1995 Realty Corp.	Maine
Natick NC Mooresville Realty Corp.	North Carolina
Natick NH 1994 Realty Corp.	New Hampshire
Natick NH Hooksett Realty Corp.	New Hampshire
Natick NH Realty Corp.	New Hampshire
Natick NJ 1993 Realty Corp.	New Jersey
Natick NJ Flemington Realty Corp.	New Jersey
Natick NJ Hamilton Township Realty Corp.	New Jersey
Natick NJ Manahawkin Realty Corp.	New Jersey
Natick NJ Realty Corp.	New Jersey
Natick NJ Vineland Realty Corp.	New Jersey
Natick NY 1992 Realty Corp.	New York
Natick NY 1995 Realty Corp.	New York
Natick NY College Point Realty Corp.	New York
Natick NY Freeport Realty Corp.	New York
Natick NY Nassau Realty Corp.	New York
Natick NY Realty Corp.	New York
Natick OH Canton Realty Corp.	Ohio
Natick PA 1995 Realty Corp.	Pennsylvania
Natick PA Langhorne Realty Corp.	Pennsylvania
Natick PA Plymouth Realty Corp.	Pennsylvania
Natick PA Realty Corp.	Pennsylvania
Natick PA Stroudsburg Realty Corp.	Pennsylvania
Natick Portsmouth Realty Corp.	New Hampshire
Natick SC Greenville Realty Corp.	South Carolina
Natick Second Realty Corp.	Massachusetts
Natick Sennett Realty Corp.	New York
Natick Sixth Realty Corp.	Connecticut
Natick VA Hampton Realty Corp.	Virginia
Natick VA Mechanicsville Realty Corp.	Virginia
Natick VA Realty Corp.	Virginia
Natick VA Richmond Realty Corp	Virginia
Natick VA Woodbridge Realty Corp.	Virginia
Natick Waterford Realty Corp.	Connecticut
Natick Yorktown Realty Corp.	New York

10.	Natick Realty, Inc. owns 100% of the issued shares of the following business trust:

Jurisdiction
Mercer Holdings 2002 Business Trust	Massachusetts

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